GOLDMAN
KURLAND
MOHIDIN

Exhibit-23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on FormS-8 (File No. 333-147443) of China Recycling Energy Corporation of our report dated March 12, 2012 except for Notes 2, 12, 17, 18 & 21, for which the date is July 17, 2013 relating to the financial statements which appear in the 2011 Annual Report on Form 10-K/A.

Goldman Kurland Mohidin LLP

Goldman Kurland and Mohidin, LLP
Encino, California
July 18, 2013